UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

FOX CHASE BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	000-54025 (Commission File Number)	35-2379633 (IRS Employer Identification No.)

4390 Davisville Road, Hatboro, Pennsylvania 19040
(Address of principal executive offices) (Zip Code)

(215) 682-7400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On January 29, 2014, Fox Chase Bancorp, Inc. (the “Company”), the holding company for Fox Chase Bank, issued a press release announcing its financial results for the three months and year ended December 31, 2013. The Company also announced a cash dividend of $0.26 per outstanding share of common stock payable on or about February 27, 2014 to stockholders of record as of February 13, 2014. The cash dividend is comprised of a regular quarterly dividend of $0.10 (which is a $0.02 increase from the previous quarter) and a nonrecurring dividend of $0.16 per outstanding common share. For more information, reference is made to the Company’s press release dated January 29, 2014, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Number	Description

	99.1	Press Release dated January 29, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	January 30, 2014	By:	/S/ Roger S. Deacon
Roger S. Deacon
Executive Vice President and Chief Financial Officer